EXHIBIT 99.1
BRINKER INTERNATIONAL OUTLINES GROWTH STRATEGY AND
LONG-TERM TARGETS AT INVESTOR DAY

DALLAS, September 17, 2026 - Brinker International, Inc. (NYSE: EAT) will host its 2026 Investor Day at its headquarters in Dallas, Texas today beginning at 8:30 a.m. CT. A live public webcast can be accessed through Brinker’s investor relations website.

“Over the past four years, we’ve worked hard to transform Chili’s into a stronger business that delivers an exceptional experience for our guests, makes it easier and more rewarding for our team members, and delivers superior shareholder returns,” said Kevin Hochman, President and Chief Executive Officer of Brinker International.

“As we enter the next phase of growth, we know what works: serving great food at an incredible value, delivering excellent hospitality, and creating experiences that keep guests coming back. We will continue to invest in those areas while adding additional investment for remodeling our estate and building more new Chili’s. Chili’s has never been more relevant. We are excited to keep building on this momentum and introduce more guests to the #1 casual dining brand, all while delivering value to our shareholders.”

Financial Outlook
Members of the executive team will provide an overview of the Company’s growth strategy and long-term financial targets at today’s event. Based on the Company’s execution to date, strong momentum, and future potential for sustainable growth, Brinker is introducing the following targets through its fiscal 2029 year:

•4% to 6% annual revenue growth, supported by 2% to 3% unit growth as the Company plans to ramp to 30 new restaurants annually across significant new trade areas by fiscal 2029
•Double-digit annual percent growth in net income per diluted share, excluding special items, non-GAAP1
•Share repurchase of 3% to 5% annually, subject to board of director approval of incremental authorizations in future years under our existing share repurchase program

ABOUT BRINKER

Brinker International, Inc. (NYSE: EAT) is one of the world’s leading casual dining restaurant companies and proud home to two beloved brands: Chili’s® Grill & Bar and Maggiano’s Little Italy®. Brinker has grown to own, operate or franchise more than 1,600 restaurants across 29 countries and two U.S. territories – serving bold flavors, handcrafted drinks, and genuine hospitality along the way. Brinker is proud to have been named the top workplace in Dallas-Fort Worth by both the Dallas Business Journal and The Dallas Morning News in 2025, and CEO Kevin Hochman was awarded the 2025 IFMA Gold Plate Award and named a Barron’s 2025 Top 25 CEO in the world. Brinker brands continue to earn national recognition as well with Chili’s being honored Y2025 with placements on the Fast Company Brands that Matter and Inc. Brinker brands continue to earn national recognition as well with Chili’s being honored in 2025 with placements on the Fast Company Brands that Matter and Inc. Best in Business lists and named Ad Age Brand of the Year among other honors. The purpose is simple: to make everyone feel special –
1 We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

EXHIBIT 99.1
whether it’s a celebration over sizzling fajitas or a casual night enjoying Italian favorites with family. Learn more about our brands, our culture, and our people at brinker.com and on LinkedIn.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; food-borne illness outbreaks; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental and sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in "Risk Factors" in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019